Exhibit 10.4

WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of October 23, 2007 (this “Amendment”), to that certain Credit Agreement, dated as of December 20, 2006 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among BOWIE RESOURCES, LLC, a Delaware limited liability company (the “Borrower”), COLORADO HOLDING COMPANY, INC., a Delaware corporation (“CHC”), BOWIE RESOURCES MANAGEMENT PARTNER, LLC, a Nevada limited liability company (“BRMP” and together with CHC sometimes collectively referred to as the “Guarantors”, and the Guarantors, together with the Borrower, collectively, the “Member Parties”), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the lender (“Lender”) party to the Credit Agreement (in such capacity, the “Agent”) and as a Lender under the Credit Agreement. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the respective meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, Section 1.1(a)(ii) of the Credit Agreement requires that the Borrower shall repay the aggregate Term Loan on the last day of each Fiscal Month commencing July 31, 2007 in the following monthly installments: (i) from July 31, 2007 through and including December 31, 2007, $2,000,000 and (ii) from January 31, 2008 through and including the Commitment Termination Date, $1,000,000;

WHEREAS, the Borrower has failed to make the principal portion of the Term Loan installment due July 31, 2007;

WHEREAS, the Borrower has failed to make the principal portion of the Term Loan installment due September 30, 2007;

WHEREAS, Section 6.10 of the Credit Agreement requires the Borrower to meet certain Financial Covenants, as set forth in Annex E to the Credit Agreement;

WHEREAS, the Borrower has breached Section 6.10 of the Credit Agreement, in respect of the Minimum Fixed Charge Coverage Ratio set forth in Annex E to the Credit Agreement, for the six month period ended June 30, 2007;

WHEREAS, the Borrower has breached Section 6.10 of the Credit Agreement, in respect of the Maximum Leverage Ratio set forth in Annex E to the Credit Agreement, for the Fiscal Quarter ended June 30, 2007;

WHEREAS, the Member Parties have requested that the Lender and Agent agree to waive the Term Loan Defaults, the FCCR Default and the Leverage Ratio Default (each as defined below) and agree to certain amendments to the Credit Agreement, as more particularly set forth herein; and

WHEREAS, the Lender and the Agent are willing to waive the Term Loan Defaults, the FCCR Default and the Leverage Ratio Default (each as defined below), and to agree to certain amendments to the Credit Agreement, as more fully set forth hereinafter;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.                   AMENDMENTS AND WAIVERS

Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Member Parties set forth herein,

A.                                    Section 1.1(a)(ii) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following text in lieu thereof:

“(ii)                            Subject to Section 1.1(a)(iii) below, the Borrower shall repay the aggregate Term Loan in monthly installments on the last day of each Fiscal Month commencing August 31, 2007, as follows:

Fiscal Month Ending:	Installment Amounts:
August 31, 2007	$2,000,000.00
October 31, 2007	$2,000,000.00
November 30, 2007	$3,000,000.00
December 31, 2007	$3,000,000.00
January 31, 2008	$2,000,000.00
February 29, 2008, and each Fiscal Month ending thereafter through and including the Commitment Termination Date”	$1,000,000.00	”

B.                                    Clause (b) of Annex E to the Credit Agreement is hereby amended by deleting such clause in its entirety and inserting the following in lieu thereof:

“Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the period ending on the last day of such Fiscal Quarter of not less than the following:

Period	Ratio
three-month period ending March 31, 2007	1.2:1.0
six-month period ending June 30, 2007	1.2:1.0

nine-month period ending September 30, 2007	1.2:1.0
twelve-month period ending December 31, 2007	1.0:1.0
twelve-month period ending March 31, 2008	1.0:1.0
Each twelve-month period ending each Fiscal Quarter thereafter	1.2:1.0”

C.                                    The Agent and Lenders hereby waive the Events of Default described as follows (collectively the “Waivers”):

1. The Event of Default occasioned by the failure of the Borrower to make the required principal payment in respect of the Term Loan on July 31, 2007 (the “July Term Loan Default”);

2. The Event of Default occasioned by the failure of the Borrower to make the required principal payment in respect of the Term Loan on September 30, 2007 (the “September Term Loan Default” and, together with the July Term Loan Default, the “Term Loan Defaults”);

3. The Event of Default occasioned by the Borrower and its Subsidiaries failing to have, as of June 30, 2007 for the six-month period then ended, a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 (the “FCCR Default”); and

4. The Event of Default occasioned by the Borrower and its Subsidiaries failing to have, as of June 30, 2007 for the twelve month period then ended, a Maximum Leverage Ratio of not more than 10.0 to 1.0 (the “Leverage Ratio Default”).

SECTION II.               CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT

The effectiveness of the amendments and Waivers set forth in this Amendment is subject to the condition that the Borrower, the other Member Parties, the Lender and the Agent indicate their consent to such amendments and Waivers by executing and delivering the signature pages hereof to the Agent (the date on which the last of such deliveries is made is referred to herein as the “Amendment Effective Date”).

SECTION III.           REPRESENTATIONS AND WARRANTIES

A.                 Corporate Power and Authority. Each Member Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

B.                 Authorization of Amendments. The execution and delivery of this Amendment have been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action on the part of each Member Party.

C.                 No Conflict. The execution and delivery by each Member Party of this Amendment and the performance by each Member Party of the Amended Credit Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Member Party, the certificate or articles of incorporation or bylaws (or other organizational documents) of any Member Party or any order, judgment or decree of any court or other agency of government binding on any Member Party; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material indenture, mortgage, deed to secure debt, deed of trust, lease, agreement or other instrument to which any Member Party is a party or by which any Member Party or any of its property is bound (any of the foregoing, a “Contractual Obligation”); (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of a Member Party other than those in favor of the Agent, on behalf of itself and the Lender, pursuant to the Loan Documents; or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Member Party other than those that have been made or obtained.

D.                 Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Member Party of this Amendment or the performance by the Member Parties of the Amended Credit Agreement.

E.                   Binding Obligation. This Amendment has been duly executed and delivered by each Member Party and this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligation of each Member Party enforceable against each Member Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F.                   Incorporation of Representations and Warranties From Loan Documents. The representations and warranties contained in the Loan Documents are and will be true, correct and complete in all respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all respects on and as of such earlier date.

G.                 Absence of Default. After giving effect to the amendments and Waivers set forth in Section I hereof, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default, other than the Synfuel Default. “Synfuel Default” shall mean the Borrower’s breach of Section 6.23 of the Credit Agreement resulting from the Borrower’s failure to obtain the express written consent of the Agent prior to entering into certain contracts for the sale of coal to Synfuels.

SECTION IV.          ACKNOWLEDGEMENT AND CONSENT

Each Guarantor hereby consents to the terms of this Amendment and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.              MISCELLANEOUS

A.                 Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender.

B.                 Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C.                 Effect on Credit Agreement. Except as expressly set forth herein, the Lender and Agent agree to no amendment and grant no waiver or consent with respect to the Credit Agreement or any other Credit Document, and the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified and confirmed. Lender’s and Agent’s agreeing to the amendments and waivers contained herein do not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of Lender or Agent to consider or to agree to any further amendments or waivers to any Credit Document. In the event that Lender or Agent subsequently agree to consider any further amendment or waiver to any Credit Document, neither the amendments and waivers contained herein nor any other conduct of Lender or Agent shall be of any force or effect on Lender’s or Agent’s consideration or decision with respect to any such amendment or waiver, and Lender and Agent shall have no further obligation whatsoever to consider or to agree to any such amendment or waiver. Lender and Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in all respects. The amendments and waivers agreed to herein shall not constitute a course of dealing at variance with the Credit Agreement so as to require further notice by Lender or Agent to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future. The parties hereto acknowledge and agree that this Amendment shall be deemed to be a Credit Document. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the

“Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

D.                 Limited Waivers. The Waivers set forth above are subject to the conditions and limitations set forth herein and shall be applicable only for the purposes, and the date or period, as applicable, set forth herein, and not for any other purposes or with respect to any other date or period. The Waivers contained herein shall not apply to any other Default or Event of Default, regardless of whether such Default or Event of Default is prior or subsequent to any of the Defaults or Events of Default that are the subject of the Waivers or is of the same or a different type as any of the Defaults or Events of Default that are the subject of the Waivers. With respect to any Default or Event of Default (other than those that  are the subject of the Waivers), the Agent and Lender retain and reserve all rights and remedies of every and any kind to which either of such parties may be entitled under the Credit Agreement, any other Loan Document or any document contemplated by or delivered to the Agent or the Lender in connection with the Credit Agreement, including the right to realize upon any and all Collateral.

E.                   Fees and Expenses. The Member Parties acknowledge that all costs, fees and expenses as described in Section 11.3 of the Credit Agreement incurred by the Lender or the Agent or its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

F.                   Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G.                 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

H.                 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	BOWIE RESOURCES, LLC

	By:	/s/ Scott Dyer
	Name:	Scott Dyer
	Title:	Chief Financial Officer

GUARANTORS:	COLORADO HOLDING COMPANY, INC.

	By:	/s/ James J. Wolff
	Name:	James J. Wolff
	Title:	CFO

BOWIE RESOURCES MANAGEMENT PARTNER, LLC

	By:	/s/ Keith H. Sieber
	Name:	Keith H. Sieber
	Title:	President

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AGENT AND LENDER:	GENERAL ELECTRIC CAPITAL CORPORATION, in its respective capacities as Agent and Lender

	By:	/s/ Matthew A. Toth, III
	Name:	Matthew A. Toth, III
	Title:	Authorized Signatory

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